Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”), dated January 4, 2019 and effective on January 5, 2019 (the “Effective Date”), is by and between Dr. Roberto Ruiz, whose address is 126 247th Avenue SE, Sammamish, Washington 98074 (the “Consultant”), and ClearSign Combustion Corporation, whose address is 12870 Interurban Avenue South, Seattle, Washington 98168 (the “Company”), in reference to the following:

RECITALS

A.           The Consultant has been the Company’s Chief Operating Officer since February 2016 and has substantial experience and knowledge regarding the Company’s business and operations.

B.           The Consultant retired from active employment with the Company at the close of business on January 4, 2019 and resigned from the offices he held on that date.

C.           The Company intends to hire a Chief Executive Officer (the “Successor CEO”) to replace Stephen E. Pirnat, who retired on December 31, 2018.

D.           The Company wishes to retain the Consultant for the purpose of, and the Consultant has agreed to render services to the Company for the purpose of, assisting the Successor CEO as he transitions into his new duties and responsibilities, as well as to provide the Company with the Consultant’s expertise whenever requested.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

AGREEMENT

1.            Term. Subject to Section 5 of this Agreement, the term of this Agreement will begin on the Effective Date and will end on December 31, 2020 (the “Term”).

2.            Duties of Consultant. As requested in writing, including by e-mail, by the interim Chief Executive Officer or the Successor CEO, the Consultant will provide services relating to the business and operations of the Company including, but not limited to, assistance with the transition of responsibilities to the Successor CEO, and any other services previously performed by the Consultant during his tenure as the Company’s Chief Operating Officer (collectively, the “Services”), including on-site business development activities. During the Initial Consulting Period (as defined below) the Company will continue to provide the Consultant with the office he occupied during his employment with the Company and the Consultant will continue to use the e-mail address roberto.ruiz@clearsign.com.

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3.            Compensation. For the period beginning on January 5, 2019 and ending on March 31, 2019 (the “Initial Consulting Period”) the Consultant shall provide the Services whenever asked (subject to the Non-Work Days set forth below) for up to 45 days and shall be paid a total fee of $70,454.55 (the “Compensation”). The Compensation shall be payable in installments of $23,484.85 each, which payments shall be made at the end of each month of the Initial Consulting Period. For Services rendered during the Initial Consulting Period in excess of 45 days, the Consultant shall be paid the sum of $2,000 per day (the “Daily Rate”). During the Initial Consulting Period, with the exception of the Non-Work Days, the Consultant must provide the Services as requested by the Company. Following the Initial Consulting Period and throughout the remainder of the Term, if the Company requires additional services from the Consultant and the Consultant agrees to provide such additional services, the Consultant will provide such services at the Daily Rate. In addition to the Compensation and the Daily Rate, the Company shall reimburse the Consultant’s expenses at cost. Any aggregated expenses (for example, airfare, taxi, hotel and meals) greater than $1000 must be previously authorized by the Company. Daily Rate compensation and the Consultant’s expenses shall be payable within 10 business days of presentation of an invoice detailing the hours/days worked and expenses. Irrespective of the foregoing, the Company agrees that it shall not require the Consultant to provide the Services on January 11 or 14, 2019 or on February 25, 26 and 27, 2019 (collectively, the “Non-Work Days”).

4.            Nondisclosure.

4.1            Access to Confidential Information. The Consultant agrees that during the Term, the Consultant will have access to and become acquainted with confidential proprietary information (“Confidential Information”) which is owned by the Company and is regularly used in the operation of the Company’s business. The Consultant agrees that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company. The Consultant agrees that the term “Confidential Information” includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreements, details of customer or contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The Consultant acknowledges that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant in any other way, shall remain the exclusive property of the Company. The term “Confidential Information” does not include (i) any information known to the Consultant prior to disclosure by the Company or its representatives, (ii) any information which becomes available to the Consultant on a non-confidential basis from a source other than the Company who is not bound by a confidentiality agreement with, or any other contractual, legal or fiduciary obligation of confidentiality to, the Company or any related party with respect to such information and (iii) any information which is or becomes generally available to the public other than as a result of a disclosure by the Consultant in breach of this Agreement. In the event that the Consultant receives a request to disclose all or any part of the Confidential Information under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction the Consultant agrees to immediately notify the Company of the existence, terms and circumstances surrounding such a request. The Company agrees to assume, at its sole charge and expense, any costs that are the direct result of actions taken at the direction or request of the Company (and, if any payments are made by the Consultant, to promptly reimburse the Consultant for such payments), including any fees and disbursements to legal counsel that the Consultant incurs.

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4.2            No Unfair Use by Consultant. The Consultant promises and agrees that the Consultant (which shall include his advisors, consultants, contractors and affiliates) shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will the Consultant use the Confidential Information in any way or at any time except as required in the course of the Consultant’s business relationship with the Company. The Consultant agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information constitutes unfair competition. The Consultant promises and agrees not to engage in any unfair competition with the Company and will take measures that are appropriate to prevent his advisors, consultants, contractors or affiliates from engaging in unfair competition with the Company.

4.3            Obligations Survive Agreement. The Consultant’s obligations under this Section 4 shall survive for a period of five years after the expiration or termination of this Agreement.

5.            Termination; Return of Company Property.

5.1            Automatic Termination. This Agreement will terminate automatically upon the expiration of the Term (unless otherwise extended by written agreement between the Consultant and the Company) or upon the death or disability of the Consultant, provided that as a result of the disability the Consultant is no longer able to perform the Services required by this Agreement for a period of at least 15 days.

5.2            Return of Company Property. Upon the termination of the Initial Consulting Period, the Consultant shall immediately transfer to the Company all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in his possession or the possession of his advisors, consultants, contractors and affiliates relating to the business of the Company or its Confidential Information (including the work product of the Consultant created pursuant to this Agreement); provided, however, that once the Company’s Confidential Information and programs licensed to the Company are deleted from the hard drive by the Company’s IT technician, the Consultant will assume ownership of the Apple laptop computer purchased by the Company for use by the Consultant, including any personal files stored in the hard drive.

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6.            Status of Consultant. The Consultant understands and agrees that he is not an employee of the Company and that he is not entitled to receive employee benefits from the Company, including, but not limited to, sick leave, vacation, retirement or death benefits. The Consultant shall be responsible for providing, at the Consultant’s expense and in the Consultant’s name, disability, worker’s compensation or other insurance as well as licenses and permits usual or necessary for conducting the Services hereunder. Furthermore, the Consultant shall pay, when and as due, any and all taxes incurred as a result of the Consultant’s compensation hereunder, including estimated taxes, and shall provide the Company with proof of said payments, upon demand. The Consultant hereby agrees to indemnify the Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of the Consultant’s breach of this Section 6.

7.            Representations by Consultant. The Consultant represents that the Consultant has the qualifications and ability to perform the Services in a professional manner, without the advice, control, or supervision of the Company.

8.            Work for Hire. The Consultant shall perform the Services as “Work for Hire” where copyright, title, patent, ownership and other proprietary rights of all material produced shall be retained by the Company and its assignees.

9.            Notices. Unless otherwise specifically provided in this Agreement, all notices or other communications (collectively and severally called “Notices”) required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or (C) by electronic (e-mail) delivery (which form of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt). Notices shall be addressed to the addresses set forth below, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other party.

If to the Company:

ClearSign Combustion Corporation

12870 Interurban Avenue South

Seattle, Washington 98168

Attn.: Chief Financial Officer

E-Mail: brian.fike@clearsign.com

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If to the Consultant:

Dr. Roberto Ruiz

126 247th Avenue SE

Sammamish, Washington 98074

E-Mail: bruin79gopher86@gmail.com

10.          Choice of Law and Venue. This Agreement shall be governed according to the laws of the state of Washington. Venue for any legal or equitable action between the Company and the Consultant which relates to this Agreement shall be in the county of King in the State of Washington.

11.          Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the Services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the parties with respect to the Services to be rendered by the Consultant to the Company in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

12.          Amendment/Waiver. Except as expressly provided otherwise herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement. No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Agreement, or of any extension of time for performance of any such act or obligation, or of any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver.

13.          Counterparts. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

14.          Arbitration/Equitable Relief. The parties hereby agree that all controversies, claims and matters of difference shall be resolved by binding arbitration before JAMS located in Seattle, Washington according to the rules and practices of JAMS from time-to-time in force; provided however that the parties hereto reserve their rights to seek and obtain injunctive or other equitable relief from a court of competent jurisdiction, without waiving the right to compel such arbitration pursuant to this Section. The arbitrator shall apply Washington law in rendering a decision. The Consultant acknowledges that irreparable injury will result to the Company from the Consultant’s violation of any of the terms of Section 4 (Nondisclosure) of this Agreement. The Consultant expressly agrees that the Company shall be entitled, in addition to damages and any other remedies provided by law, to an injunction or other equitable remedy respecting such violation or continued violation.

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15.          Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the Term, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

16.          Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

17.          No Assignment of Rights or Delegation of Duties by Consultant; Company’s Right to Assign. The Consultant’s rights and benefits under this Agreement are personal to him and therefore no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer. The Company may assign its rights and delegate its obligations under this Agreement to any other person or entity.

18.          Electronically Transmitted Documents. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

[Signatures appear on next page.]

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WHEREFORE, the parties have executed this Agreement on the date first written above.

“Consultant”

By:	/s/ Dr. Roberto Ruiz
Dr. Roberto Ruiz

“Company”

ClearSign Combustion Corporation

By:	/s/ Robert T. Hoffman Sr.
Robert T. Hoffman Sr.
Chairperson of the Board

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